UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington , DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2015

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of principal executive offices) (Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Other Events.

On October 2, 2015, Celsion Corporation, a Delaware corporation (the “Company”), filed a prospectus supplement to the base prospectus that forms a part of the registration statement on Form S-3 (File No. 333-206789), which registration statement was filed on September 4, 2015 and declared effective by the Securities and Exchange Commission on September 25, 2015, relating to the sale, from time to time, of up to $7,500,000 of shares of common stock of the Company in “at-the-market” offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, pursuant to that certain Controlled Equity OfferingSM Sales Agreement dated as of February 1, 2013 (the “Sales Agreement”), by and between the Company and Cantor Fitzgerald & Co.

Under the Sales Agreement, the Company may offer and sell shares of common stock having an aggregate offering price of up to $25,000,000 from time to time through Cantor Fitzgerald & Co., acting as agent. The Company has previously offered and sold an aggregate of $7,015,236.66 shares of common stock pursuant to the registration statement on Form S-3 (File No. 333-183286), the base prospectus that forms a part of such registration statement, as supplemented by the prospectus supplement dated as of February 1, 2013.

Item 9.01                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

5.1	Opinion of Sidley Austin LLP.
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: October 2, 2015	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Sidley Austin LLP.
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).